                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Lincoln National Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                  ___________
                                  CORPORATION

                   PHILADELPHIA, PENNSYLVANIA


                                April 10, 2001


Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation ("LNC") scheduled for Thursday, May 10, 2001, at 10:00 a.m., local time, at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, Pennsylvania. LNC's Board of Directors and Management look forward to greeting you.

The enclosed Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Please review these documents carefully.

It is important that you vote your shares of LNC stock, either in person or by proxy. To assist you in voting your shares, LNC now offers, in addition to voting through the use of a proxy card, voting via telephone and over the Internet. If you are unable to attend, please sign, date and mail the enclosed proxy card in the envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

                                            Sincerely,


                                            /s/ Jon A. Boscia

                                            Jon A. Boscia
                                            Chairman and Chief Executive Officer

                         LINCOLN NATIONAL CORPORATION
                          PHILADELPHIA, PENNSYLVANIA


                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS


                                April 10, 2001

The Annual Meeting of Shareholders of LINCOLN NATIONAL CORPORATION will be held on Thursday, May 10, 2001, at 10:00 a.m. at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, Pennsylvania.

The items of business are:

     1. to elect four directors for three-year terms expiring in 2004 and to elect one director for a two-year term expiring in 2003;
     2. to approve the Lincoln National Corporation Incentive Compensation Plan, as amended and restated;
     3.   to vote on a shareholder proposal; and
     4. to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 16, 2001. Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card and vote your shares; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

                                        For the Board of Directors,


                                        /s/ C. Suzanne Womack
                                        ---------------------------
                                        C. Suzanne Womack
                                        Secretary

                         LINCOLN NATIONAL CORPORATION

                        1500 MARKET STREET, SUITE 3900
                              CENTRE SQUARE WEST
                       PHILADELPHIA, PENNSYLVANIA 19102

                                PROXY STATEMENT
                        Annual Meeting of Shareholders
                                 May 10, 2001

The Board of Directors (the "Board") of Lincoln National Corporation ("LNC" or the "Corporation") is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of LNC shareholders scheduled for May 10, 2001 (the "Annual Meeting"). The matters to be voted upon are set forth in the enclosed Notice of Annual Meeting of Shareholders (the "Notice"). We are first mailing this Proxy Statement to our shareholders on or about April 10, 2001.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you execute the attached proxy card, the individuals designated on that card (Jon A. Boscia, Jill S. Ruckelshaus, and C. Suzanne Womack) will vote your shares according to your instructions. If any matter other than Item 1, Item 2 or Item 3 listed in the Notice is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner they perceive to be in the best interests of the Corporation.

To assist you in deciding how to vote, this Proxy Statement includes narrative information about the Corporation, its officers and directors, nominees for director, and related matters. In addition, a Performance Graph showing the Corporation's performance over a five-year period is included on page 24. We have supplemented the narrative disclosure in this Proxy Statement with the following information, all of which is set forth in Tables A through G (beginning on page 26):

       Table   Name of Table or Graph
       -----   ----------------------

         A     Security Ownership of Directors, Nominees and Executive Officers
         B     Security Ownership of Certain Beneficial Owners
         C     Summary Compensation Table
         D     Long-Term Incentive Plans - Awards in Last Fiscal Year
         E     Option/SAR Grants in Last Fiscal Year
         F     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
               Year-End Option/SAR Values
         G     Pension Table

In addition, the following materials are attached as exhibits to this Proxy
Statement:

      Exhibit  Name of Exhibit
      -------  ---------------

         1     Bylaw provision regarding Notice of Shareholder Business
         2     Bylaw provision regarding Notice of Shareholder Nominees
         3     Amended and Restated Lincoln National Corporation Incentive
               Compensation Plan
         4     Charter of the Corporation's Audit Committee

Whenever we refer in this Proxy Statement to the "Annual Meeting," we are also referring to any meeting that results from an adjournment of the Annual Meeting.

                               SOLICITATION OF PROXIES

INTRODUCTION

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal. In addition, with respect to Item 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more particular nominees.

If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

WHO MAY SOLICIT PROXIES

Directors, officers and employees of the Corporation and Corporate Investor Communications, Inc. ("CIC") may solicit proxies on behalf of the Board via mail, telephone, fax, and personal contact.

COSTS OF SOLICITING PROXIES

The Corporation will pay the cost of soliciting proxies. Directors, officers and employees of the Corporation will receive no additional compensation for soliciting proxies. The Corporation has retained CIC to assist in the solicitation process. The costs of retaining CIC are expected to be approximately $5,500, plus reimbursement of out-of-pocket expenses. The Corporation will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

                                    VOTING

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

You may vote your shares at the Annual Meeting only if you were a shareholder of record at the close of business on March 16, 2001 (the "Record Date"). As of the Record Date, 188,118,801 shares of capital stock of the Corporation were issued, outstanding, and entitled to vote as follows: 188,093,379 shares of Common Stock and 25,422 shares of $3.00 Cumulative Convertible Preferred Stock, Series A (the "Preferred Stock"). You are entitled to one vote for each share of Common Stock and each share of Preferred Stock you own. The number of shares you own (and may vote) is listed on the proxy card.

HOW TO SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET

As an alternative to submitting your proxy by mail, you may submit your proxy with voting instructions, by telephone or through the Internet by following the instructions set forth on the enclosed proxy card and the accompanying information sheet. If you are a shareholder of record on the Record Date, you may call 1-877-779-8683 (1-201-536-8073, outside the U.S. and Canada) or visit the Web site listed on the enclosed proxy card and accompanying information sheet. If you hold your shares through a broker, nominee, fiduciary or other custodian, you should use the different toll-free telephone number and Web site address provided on the accompanying information sheet for such beneficial owners. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet.

INFORMATION FOR PARTICIPANTS IN CERTAIN PLANS

If you participate in the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan or The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan, the enclosed proxy card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of LNC Common Stock allocated to your account. If the Corporation's stock books contain identical account information regarding Common Stock that you own directly and Common Stock that you own through one or more of those plans, you will receive a single proxy card representing all shares owned by you. If you participate in an LNC plan and do not return a proxy card to the Corporation, the trustees of your plan will vote the shares in your account in proportion to shares held by your plan for which voting directions have been received.

If you own shares of the Corporation through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

QUORUM

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. ("Broker non-votes" are proxies returned by brokerage firms for which no voting instructions have been received from their principals.) Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

VOTES NECESSARY TO ADOPT PROPOSALS

A plurality of the votes cast is required for the election of directors (Item
1), which means that the five open director seats will be filled by the five director nominees receiving the highest number of votes. With respect to Item 2, the proposal will be approved if more shares are voted in favor of the proposal than against it, provided that at least a majority of the shares eligible to vote are actually voted on Item 2. For these purposes, abstentions, but not broker non-votes, will be counted as "votes cast" on Item 2, and abstentions will have the effect of a vote against the proposal. With respect to Item 3, and if any other matters are properly presented at the meeting (assuming a quorum exists with respect to such matter), a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. For purposes of Item 1 and Item 3, abstentions, broker non-votes and, with respect to the election of directors, instructions on a proxy card to withhold authority to vote for one or more of the director nominees will have no effect on the outcome of the relevant vote.

CERTAIN SHAREHOLDER-RELATED MATTERS

Other than the shareholder proposal discussed in this Proxy Statement (see Item
3), no shareholder has raised an issue which is proper for consideration at the Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card. For information regarding inclusion of shareholder proposals in future proxy statements, see "Shareholder Proposals" on page 42. If shareholders at the Annual Meeting approve the minutes of the 2000 annual meeting of shareholders, that approval will not constitute approval of the matters referred to in those minutes.

                        ITEM 1 - ELECTION OF DIRECTORS

In connection with the nomination of Ms. Britell, the size of the Board was increased to eleven members, thus creating one vacancy. If you sign the enclosed proxy card and return it to the Corporation, your proxy will be voted for Jon A. Boscia, Eric G. Johnson, John M. Pietruski and Gilbert R. Whitaker, Jr., for a term expiring in 2004 and for Jenne K. Britell for a term expiring in 2003, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees. Ms. Britell is being nominated for a term expiring in 2003 rather than 2004 so that the Corporation can balance the size of the various classes of directors.

All nominees, except Ms. Britell, are current directors of the Corporation. All nominees have agreed to serve on the Board if they are elected. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of a qualified substitute nominee or else the size of the Board will be reduced.

More information concerning security ownership, compensation of officers and directors, performance of the Corporation, and other important matters are set forth below under "Additional Information" starting on page 10.

                       NOMINEES FOR TERMS EXPIRING IN 2004

------------------------------------------------------------------------------------------
                              Nominated for a Term Expiring in May 2004
------------------------------------------------------------------------------------------
                        Principal Occupation :
                        Chairman of the Corporation [March 2001 - present]
                        Chief Executive Officer of the Corporation [July 1998 - present]
                        President of the Corporation [January 1998 - March 2001]

                        Five Year Business History:
                        President, The Lincoln National Life Insurance Company [December
                        1999 -present]
                        President and Chief Executive Officer, The Lincoln National Life
                        Insurance Company [October 1996 - January 1998]
   [PHOTO]              President and Chief Operating Officer, The Lincoln National Life
                        Insurance Company [May 1994 - October 1996]
JON A. BOSCIA
Director since 1998     Other Directorships of Public Companies:
Age 48                  None
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              Nominated for a Term Expiring in May 2004
----------------------------------------------------------------------------------------------
A                        Principal Occupation :
                         President and Chief Executive Officer of Baldwin Richardson Foods
                         Company (a manufacturer of dessert products and liquid condiments for retail and the food service industry) [December 1997 - present]

                         Five Year Business History:
                         President and Chief Executive Officer, Tri-Star Industries, Inc. (a
                         consumer/retail frozen dessert company) [March 1992 - December 1997]

      [PHOTO]            Other Directorships of Public Companies:
                         None
ERIC G. JOHNSON
Director since 1998
Age 50
----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                              Nominated for a Term Expiring in May 2004
------------------------------------------------------------------------------------------
                         Principal Occupation and Five Year Business History
                         (chairman of Texas Biotechnology Corporation
                         a research and development company)[May 1990 - present]

                        Other Directorships of Public Companies:
                        Hershey Food Corporation [April 1987 - present]
                        GPU, INc. [January 1989 - present]
                        Professional Detailing Inc. [1998 - present]

   [PHOTO]
JOHN M. PIERTRUSKI
Director since 1989
Age 68
------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                Nominated for a Term Expiring in May 2004
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         Dean and Professor of Business Economics, Jesse H. Jones Graduate
                         School of Management, Rice University [July 1997 - present]

                         Five Year Business History:
                         Professor of Business Economics, School of Business Administration,
                         University of Michigan [January 1979 - July 1997]
                         Provost and Executive Vice President of Academic Affairs, University
                         of Michigan [September 1990 - August 1995]

                         Other Directorships Of Public Companies:
                         Handleman Company [June 1990 - September 1999]
     [PHOTO]             Structural Dynamics Research Corporation [July 1988 - present]
                         Johnson Controls, Inc. [January 1986 - present]
GILBERT R. WHITAKER, JR.
Director since 1986
Age 69
----------------------------------------------------------------------------------------------

                       NOMINEE FOR TERM EXPIRING IN 2003

----------------------------------------------------------------------------------------------
                                Nominated for a Term Expiring in May 2003
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         Chairman and Chief Executive Officer of Structured Ventures, Inc.
                         (a private company with focus on financial and management
                         restructuring, disposition and liquidation of portfolio companies for venture capital firms and financial institutions in both U.S. and foreign markets) [February 2001 -present]

                         Five Year Business History:
                         President of GE Capital Global Commercial & Mortgage Banking
                         (international commercial and mortgage banking) and Executive Vice
  [PHOTO]                President of GE Capital Global Consumer Finance (international consumer finance) [July 1999 - March 2000) President and Chief Executive
Jenne K. Britell         Officer of GE Capital Central and Eastern Europe (consumer and commercial
Nominee                  businesses) [January 1998 - June 1999] President and General Manager of
Age 58                   GE Capital Mortgage Services, Inc. (residential mortgage banking) [July
                         1996 - January 1998]

                         Other Directorships of Public Companies:
                         Crown Cork & Seal Company, Inc.
----------------------------------------------------------------------------------------------

                     OTHER DIRECTORS OF THE CORPORATION

The identity of, and certain biographical information relating to, the directors of the Corporation who will continue in office after the Annual Meeting are set forth below.

----------------------------------------------------------------------------------------------
                                Continuing in Office for a Term Expiring in May 2003
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         Principal of Lend Lease Real Estate Investments
                         (a global investment manager with about $37 billion of real estate and mortgages under management) [November 1999 - present]

                         Five Year Business History:
                         Managing Director of Boston Financial (a national real estate investment management firm) [January 1999 - November 1999]
                         Managing Partner, Schroder Real Estate Associates (a national real
   [PHOTO]               estate investment management firm) [April 1987 - January 1999]
                         Managing Director, Schroder Mortgage Associates (a national commercial mortgage investment firm) [April 1993 - August 1998]
M. LEANNE LACHMAN
Director since 1985      Other Directorships of Public Companies:
Age 58                   Liberty Property Trust [June 1994 - present]
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                               Continuing in Office for a Term Expiring in May 2003
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         President and Chief Executive Officer of Telecom, Media & Networks
                         Americas, A Cap Gemini Ernst & Young Company
                         (a telecommunications/internet consulting operation) [April 1999 - present]

                         Five Year Business History:
                         President and Chief Executive Officer of Beechwood Data Systems (a full-service consulting and systems development company) [November 1997 -April 1999]
                         Executive Vice President, Operations & Service Management of AT&T Corp. (a
                         telecommunications corporation) [August 1995 - November 1997]

RON J. PONDER            Other Directorships of Public Companies:
Director since 2000      Atlantic Health Systems [1995 to present]
Age 58
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              Continuing in Office for a Term Expiring in May 2003
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         Director of Costco, Inc.
                         (a membership warehouse retailer) [January 1996 - present]

                         Five Year Business History:
                         Director, Seattle First Bank Corporation [September 1977 - 2000]
                         Consultant, William D. Ruckelshaus Associates (environmental consultants) [January 1989 - January 1997]

                         Other Directorships of Public Companies:
      [PHOTO]            None

JILL S. RUCKELSHAUS
Director since 1975
Age 64
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              Continuing in Office for a Term Expiring in May 2002
----------------------------------------------------------------------------------------------
                         Principal Occupation and Five Year Business History:
                         President of Telergy Inc.

                         (an applications infrastructure provider; serving the
                         telecommunications and energy industries) [April 1998 - present]
                         Chairman and Chief Executive Officer of CARPAT Investments
                         (a private investment company) [1987 - present]

                         Other Directorships Of Public Companies:
    [PHOTO]              Coyne International Enterprises Corporation [July 1998 - present]

J. PATRICK BARRETT
Director since 1990
Age 64
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              Continuing in Office for a Term Expiring in May 2002
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         Partner of Forstmann Little & Co.
                         (private equity investment firm) [January 2001 - present]

                         Five Year Business History:
                         Chairman and Chief Executive Officer of Young & Rubicam, Inc. (the
                         parent company of international communications companies) [January
                         2000 -October 2000]
                         President and Chief Operating Officer of Young & Rubicam, Inc. (the
                         parent company of international communications companies) [August
                         1999 - December 1999]
                         Chairman and Chief Executive Officer of Young & Rubicam Advertising
                         (an advertising agency) [October 1998 - August 1999]
                         President and Chief Executive Officer, Burson-Marsteller (a perception management firm) [May 1995 - October 1998]
                         Chairman and Chief Executive Officer, Diversified Communications Group
                         [November 1997 - October 1998]
                         Vice-Chairman, Gulfstream Aerospace Corporation (a manufacturer of business aircraft) [March 1994 - May 1995]

                         Other Directorships of Public Companies:
    [PHOTO]              Cousins Properties Inc. [June 2000 - present] Young & Rubicam,
                         Inc. [May 1998 - October 2000]
THOMAS D. BELL, JR.      Gulfstream Aerospace Corporation [October 1996 - October 1999]
Director since 1988
Age 51
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                              Continuing in Office for a Term Expiring in May 2002
----------------------------------------------------------------------------------------------
                         Principal Occupation:
                         Chairman, Chief Executive Officer and President of Sunoco, Inc.
                         (manufacturer and marketer of petroleum and petrochemical products)
                         [May 2000 - present]

                         Five Year Business History:
                         President and Chief Operating Officer of Sunoco, Inc. (manufacturer and marketer of petroleum and petrochemical products) [December
                         1996 -May 2000]
                         President and Chief Operating Officer of Ultramar Corporation [June
                         1992 -August 1996]
    [PHOTO]
                         Other Directorships of Public Companies:
JOHN G. DROSDICK         Hercules, Inc. [October 1998 - present]
Director since 2000
Age 57
----------------------------------------------------------------------------------------------

                            ADDITIONAL INFORMATION

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The Corporation has two classes of equity securities: Common Stock and Preferred Stock. Table A on page 26 shows the number of shares of Common Stock and stock units (i.e., non-transferable accounting-entry "units," the value of which is the same as the value of the corresponding number of shares of Common Stock) beneficially owned by each director, nominee for director, and "Named Executive Officer," individually, and by all directors and executive officers as a group (in each case as of March 1, 2001). As of that date, none of the persons listed in that table owned more than 1% of the Corporation's issued and outstanding Common Stock, nor did any of those persons own any Preferred Stock.

Whenever we refer in this Proxy Statement to the "Named Executive Officers," we are referring to those executive officers of the Corporation that the Corporation is required to identify in the Summary Compensation Table (Table C) on page 28 and whose compensation is discussed in "Summary Annual and Long-Term Compensation" on page 18. Those individuals are: Jon A. Boscia, Charles E. Haldeman, Jr., Richard C. Vaughan, Jack D. Hunter, and John H. Gotta. For more information regarding those officers and their compensation, see Table C and "Summary Annual and Long-Term Compensation" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Corporation was not aware of anyone who beneficially owned more than 5% of the Corporation's Common Stock or more than 5% of the Corporation's Preferred Stock.

                            THE BOARD OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

The members of the Board, their relevant term of office, and certain biographical information are set forth above under "Item 1 - Election of Directors." Compensation of the Corporation's directors is discussed below under "Executive Compensation."

COMMITTEES

The Board currently has four standing committees (i.e., committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee, and the Nominating and Governance Committee. A brief description of each committee is set forth below.

Audit Committee

The members of the Audit Committee are:

          J. Patrick Barrett (Chair)          Eric G. Johnson
          Thomas D. Bell, Jr.                 Gilbert R. Whitaker, Jr.
          John G. Drosdick

Each of the foregoing individuals is a "Non-Employee Director" (i.e., not an officer or employee of the Corporation). The principal functions of the Audit Committee are to:

 .    assist the Board in its oversight of the Corporation's financial reporting process and systems of internal accounting and financial controls
 .    assist the Board in its oversight of the Corporation's consolidated financial statements and the independent audit thereof
 .    advise the Board in selecting, evaluating and replacing the independent auditors
 .    consult with the independent auditors and the Board regarding the independence of the independent auditors
 .    consult with management and/or the independent auditors regarding significant risks and exposures, if any, and the steps taken to monitor and minimize such risks
 .    review policies and procedures with respect to officers' expense accounts and perquisites
 .    prepare any report of the Audit Committee required to be included in the
     Corporation's annual proxy statement

The Board has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit 4. More information concerning the Audit Committee, including an Audit Committee Report, is set forth below under "Audit Committee Matters" on page 23.

Compensation Committee

The members of the Compensation Committee are:

          John M. Pietruski (Chair)                John G. Drosdick
          J. Patrick Barrett                       M. Leanne Lachman
          Thomas D. Bell, Jr.


Each of the foregoing individuals is a Non-Employee Director. The principal functions of the Compensation Committee are to:

 .    review and confer on the selection and development of officers and key personnel
 .    select and recommend to the Board for approval candidates for chairman of the board and chief executive officer
 .    establish salaries for executive officers and approve salaries for other officers and key personnel
 .    approve the payment of bonuses (both discretionary and contractual) for officers and key personnel
 .    approve employment contracts and agreements for officers and key personnel
 .    recommend to the Board the establishment of employee and officer retirement, group insurance and other benefit plans
 .    approve certain modifications to employee benefit plans if the present value of all such modifications over the five calendar years after their effectiveness is not, according to actuarial estimates, greater than $10 million
 .    administer benefit plans of the Corporation that are designed to comply with the provisions of Rule 16b-3(d) under the Exchange Act

 .    perform such other related functions as are necessary or desirable

Development Committee

The members of the Development Committee are:

          Eric G. Johnson (Chair)             Ron J. Ponder
          Jon A. Boscia                       Jill S. Ruckelshaus
          John M. Pietruski

The Development Committee generally may authorize the following transactions and expenditures having a value greater than $10 million but not more than $20 million:

 .    acquisitions or divestitures of assets, blocks of business (excluding indemnity and financial reinsurance), and equity interests in corporations, partnerships and other legal entities.
 .    mergers, strategic investments and joint ventures
 .    capital commitments or expenditures for leases and asset purchases
 .    purchases by the Corporation or its affiliates of securities issued by the
     Corporation or any of its affiliates
 .    issuance of securities by the Corporation or any of its affiliates
 .    acquisitions or dispositions of information systems development projects
 .    other transactions referred to the Development Committee by the chief executive officer

The Development Committee also may authorize capital transactions between affiliates (excluding dividends) having a value greater than $100 million but not more than $200 million.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

          Gilbert R. Whitaker, Jr. (Chair)    Ron J. Ponder
          M. Leanne Lachman                   Jill S. Ruckelshaus

The principal functions of the Nominating and Governance Committee are to:

 .    nominate directors for election by shareholders
 .    nominate directors to fill vacancies on the Board
 .    compensate and reimburse directors
 .    establish the retirement policy and benefit plans for directors
 .    determine the size of the Board
 .    review committee appointments
 .    develop Board governance principles

Although the Nominating and Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made. Recommendations regarding director nominees to be proposed by the Board, along with relevant qualifications and biographical material, should be sent to the Secretary of the Corporation.

Director nominees to be proposed by a shareholder at a shareholders' meeting must comply with the provisions of the Corporation's Bylaws (see "Shareholder Proposals" on page 42 and Exhibits 1 and 2 on pages 44 and 45, respectively).

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

ATTENDANCE AT MEETINGS

During 2000, the Board held 5 regularly scheduled meetings. In addition, the Audit Committee met 6 times; the Nominating and Governance Committee met 5 times; the Compensation Committee met 7 times; and the Development Committee met 5 times. All directors attended 75% or more of the aggregate meetings of the Board and Board committees that he or she was eligible to attend. The Corporation believes attendance at meetings is only one criterion for judging the contribution of individual directors, and all directors have made substantial and valuable contributions to the management of the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Corporation's Compensation Committee during the 2000 fiscal year: J. Patrick Barrett, Thomas D. Bell, Jr., John G. Drosdick, M. Leanne Lachman, John M. Pietruski, and Jill S. Ruckelshaus. No member of the Compensation Committee had an "interlock" reportable under
Section 402(j) of Regulation S-K, and no member was an employee, officer or former officer of the Corporation or its subsidiaries.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Corporation's directors, its executive officers (including all Named Executive Officers), and any persons beneficially owning more than ten percent of any class of the Corporation's equity securities (collectively, "Reporting Persons") are required to report their initial ownership of such securities (on Form 3) and any subsequent changes in that ownership (on Form 4 or 5) to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Those reports must be filed within a certain time period, and a copy of each report must be sent to the Corporation. Based solely on written representations of the Reporting Persons, and copies of the reports that were filed with the SEC, the Corporation is not aware of any failure by a Reporting Person to timely file a Section 16(a) report.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

Responsibilities and Composition of the Compensation Committee

The Corporation's executive compensation programs are administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of Non-Employee Directors. The Committee approves all compensation plans and awards for the Corporation's executive officers. No Committee member has an interlocking or other relationship that would call into question his or her independence as a Committee member, nor has any Committee member ever served as an officer of the Corporation.

Compensation Philosophy

Compensation of the Company's executive officers is set at levels intended to:

 .    Attract and retain the most talented individuals in the financial services industry.

 .    Make base pay competitive with selected companies within the Corporation's market. To achieve this end, the Committee strives to ensure that total direct compensation will be below average for average or below average financial performance but will be above average for above average performance. The market to which the Committee compares compensation of the Company's executive officers includes the Peer Group companies set out in the Performance Graph on page 24, as well as other companies in the Corporation's industry. General industry comparisons are made for positions not requiring unique knowledge of the financial services industry.

The forms of compensation provided and the mix of those forms are designed to:

 .    Maximize the creation of long-term shareholder value. To accomplish this objective, the Committee develops executive compensation policies which are consistent with and linked to the Corporation's strategic business objectives.

 .    Provide a direct link between executive compensation and the Corporation's financial performance, appropriately balancing the rewards for short-term and long-term performance. Immediate linkage currently takes the form of annual incentive awards that are conditioned on the Corporation's financial performance in the previous year.

 .    Focus management on the long-term interests of the Corporation and its shareholders. This is accomplished by establishing three year performance cycles. Performance measures for the long-term performance cycles that begin in 2001 are linked to total shareholder return, growth in operating income per diluted share and return on equity during the performance cycles, as compared to a designated group of peer companies. Compensation under the long-term incentive cycles may be in the form of cash, stock, restricted stock or stock options. The Committee seeks to ensure that short-term gains do not come at the expense of long-term performance. It is the objective of the Committee that the executive officers have about 50% of their compensation at risk based on long-term performance.

 .    Align the continuing financial interests of executive officers with those of shareholders. To achieve this goal, the Corporation requires officers to meet specific share ownership requirements based upon a multiple of their base salary, as set forth below:

          Title of Officer                         Multiple of Base Salary
          ----------------                         -----------------------
          Chief Executive Officer                          8 times
          President                                        7 times
          Executive Vice President or equivalent           6 times
          Senior Vice President or equivalent              4 times
          Vice President or equivalent                     2 times
          Below Vice President                             1 time

     Newly appointed officers have five years to achieve the applicable multiple. All Named Executive Officers who currently are officers of the Corporation have met or exceeded their share ownership requirements.

Compensation Methodology

Each year the Committee reviews market data and assesses the Corporation's competitive position in each component of executive compensation, including base salary and incentive compensation. The primary market comparison used by the Committee is a broad-based survey, conducted by a well-known and respected compensation consulting firm, of companies in the financial services industry. Target compensation is based on the average of actual compensation, adjusted to reflect differences in size among these companies.

The principal survey used by the Committee was selected primarily because the companies covered by it operate in businesses similar to the Corporation's and compete for executives with experience and skills similar to those the Corporation requires. The Committee also considered the technical competence of the survey firm. The Committee also consults several additional broad-based surveys for purposes of verifying the findings of the primary survey and for a broader analysis of trends in executive compensation, including those impacting positions in the Corporation not requiring unique knowledge of the financial services industry. Compensation decisions regarding individual executives are also based on factors such as individual performance, level of responsibility and unique skills.

Compensation Components and Process

The primary components of executive compensation used by the Committee are:

 .    Base Pay
 .    Incentive Compensation
 .    Benefits

These components are discussed below.

Base Pay

The Corporation has established executive base pay "bands" and assigned each executive to a band of compensation based on his or her job responsibilities. The Chief Executive Officer provides compensation recommendations for each executive officer (except the Chief Executive Officer) to the Committee.

Annual base salary is designed to compensate executives for their sustained performance. Salary is based on: (1) market compensation data; (2) individual performance; and (3) increase guidelines approved by the Committee. The Committee approves in advance all salary increases for executive officers. Salaries for executive officers for 2000 were projected to be about the median of the compensation peer group.

Incentive Compensation

Incentive awards comprise the largest portion of total compensation for executive officers. Currently, incentive awards are made to the Corporation's executive officers under the Lincoln National Corporation Incentive Compensation Plan (the "ICP"), which was approved by the Corporation's shareholders on May 15, 1997. The ICP provides the Committee with the authority to grant annual incentive awards, which represent a conditional right to receive cash, shares or other awards upon achievement of preestablished performance goals during the specified one-year period or "Performance Cycle." Long-term performance awards under the ICP are based upon multiple-year Performance Cycles established by the Committee. In the case of both annual and long-term incentive awards, the Committee retains discretion, even if the relevant Corporate Performance threshold is achieved, to reduce any award at the end of the relevant Performance Cycle below the maximum amount payable, and such awards also may be subject to additional criteria (e.g., continued service requirements).

Prior to the effective date of the ICP, awards were made under the Lincoln National Corporation 1986 Stock Option Incentive Plan ("Stock Option Plan") and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the "EVSP"). Although those plans have been terminated, awards granted prior to the termination of those plans remain outstanding in accordance with their terms.

Under the ICP, the primary forms of incentives utilized for key executives include stock options, restricted stock or restricted stock units, and cash awards. The Committee also has the flexibility to grant other equity-based awards under the ICP. In any given year, an executive may receive a combination of all or some of these incentives, depending on circumstances such as individual and corporate performance. For 2000, approximately eighty nine percent (89%) of the value of the Named Executive Officers' total compensation was variable (i.e., was tied to the performance of the Corporation and/or its Common Stock).

Awards under the 2000 ICP Performance Cycle were made by the Committee in March 2001 and are reflected in the Summary Compensation Table. For awards under the three-year (1998-2000) ICP Performance Cycle, the Committee determined in March 2001 that the corporate performance criteria applicable to the restricted shares previously granted to its executive officers had been fully achieved and, in light of the Corporation's performance chose not to reduce awards at the end of the Performance Cycle. These restricted shares will vest only if the relevant executive satisfies the "continued service" requirements that generally lapse after three years. Dividends will be paid to executive officers during the period of "continued service."

The number of restricted shares held by the Named Executive Officers, including those subject to the "continued service" requirements set forth above, are reflected in Table A ("Security Ownership of Directors, Nominees and Executive Officers") on page 26.

Awards under one-year (2001), two-year (2001-2002) and three-year (2001-2003) long-term performance cycles were designated by the Committee in March 2001. These awards are in the form of conditional rights to receive cash or stock upon the achievement of pre-established performance goals during the performance cycle periods (based upon the Corporation's total shareholder return, growth in operating income per diluted share and return on equity during the cycle, as compared to a designated group of peer companies). These awards will be reported in the 2002 proxy. The designation of the one-year (2001) and two-year (2001-2002) long-term performance cycles are intended as a transition to a program of annually designated overlapping three-year performance cycles.

Stock Options: Stock option grants provide the opportunity to purchase shares of the Corporation's Common Stock at Fair Market Value (the average of the high and low trading prices on the day preceding the date of the grant). The objective of these grants is to increase the executive officers' equity interest in the Corporation and to allow them to share in the appreciation of the Corporation's Common Stock. Stock options have value for the executive officers only if the stock price appreciates in value from the date the options are granted. Stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant and have a ten-year term. The Committee has typically granted stock options each year to executive officers. Option grants are for shares of Common Stock authorized under shareholder-approved plans. Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of shareholders. Executives who sell shares prior to reaching the share ownership guidelines (discussed above) may have future stock option awards reduced or eliminated.

In granting stock options to executive officers, including the Named Executive Officers, the Committee takes into account the executive's level of responsibility, individual contribution and appropriate total compensation relative to the market. In addition, the Committee takes into account the Chief Executive Officer's award recommendation for the Named Executive Officers. The Committee considers the amounts and terms of option grants as an important component in designing a competitive total compensation package.

Restricted Stock: Awards of shares of restricted stock typically are restricted from sale or trade for three years after the grant, or in the case of those granted under the three year (1998-2000) ICP Performance

Cycle, the end of the performance cycle, except in certain situations relating to retirement (with Committee consent), death, disability, termination without cause, or change of control of the Corporation. Executives may vote the shares during the period that the shares are issued but restricted and are generally paid dividends on the shares or compensated for dividends that would have been paid if the shares had not been restricted. The Committee may impose additional restrictions (in addition to lapse of time) on the vesting of restricted stock awards.

Stock Units: Stock units are a form of deferred compensation, the value of which mirrors the value of a corresponding number of shares of Common Stock. Stock Units may be awarded as "restricted" stock units, similar to restricted stock awards. The "restrictions" on restricted stock units typically lapse three years from the date of grant. Stock units and restricted stock units have no voting rights and dividend equivalents are converted to additional stock units. As with restricted stock awards, the Committee may impose restrictions in addition to lapse of time on the vesting of restricted stock units.

Other Awards: The Committee also has the flexibility to grant other awards under the ICP, including bonus stock, stock appreciation rights (or "SARs"), convertible securities and cash awards.

Benefits

Benefits offered to key executives are largely those that are offered to the general employee population (with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits). In general, these benefits provide a safety net for protection against the financial catastrophes that can result from illness, disability or death.

2000 Compensation for the Chief Executive Officer

The total salary for the Corporation's Chief Executive Officer, Jon A. Boscia, for 2000 was $750,000. In March of 2001, Mr. Boscia received an award of $3,500,000 with respect to the one-year ICP Performance Cycle ended in 2000. In making decisions with respect to 2000 compensation for Mr. Boscia and his March 2001 ICP award, the Committee reviewed the Corporation's excellent 2000 financial results. The Committee also considered key strategic actions taken to build a stronger Corporation for the future and to build a strong base from which to accelerate earnings growth. These actions included implementing talent management initiatives, including talent assessment, selection and development throughout the Corporation, implementing successful branding initiatives, introducing a number of new products in the Annuities, Life Insurance and Investment Management segments, obtaining a high rating in the Dalbar survey (a rating of services provided by financial services institutions) for both Annuities and Delaware, and forming Lincoln Financial Distributors (the Corporation's wholesale distribution arm). Additionally, Lincoln UK was restructured to enhance future overall performance.

Impact of Tax Deduction Limitations on Executive Compensation

The Committee is responsible for addressing tax deduction limitations which make "non-performance-based" compensation to certain executives of the Corporation in excess of $1,000,000 nondeductible to the Corporation. To qualify as "performance-based" compensation, payments must be based on achieving objective performance goals established under a plan that is administered by a committee of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by shareholders and the Committee must certify that the performance goals were achieved before payments may be made.

The Committee has taken several steps to minimize the effect of these tax deduction limits on the Corporation's deduction for compensation to be paid to the Named Executive Officers listed on the Summary Compensation Table. The Stock Option Plan was amended to place maximums on the number of stock options awarded to any officer, the EVSP was approved by shareholders in 1994, and the successor ICP was approved by shareholders in 1997. The ICP, as amended and restated, is being submitted to shareholders for re-approval in this proxy statement. Stock options awarded under the Stock Option Plan, awards paid under the amended EVSP, and amounts awarded pursuant to the ICP have generally been designed as performance-based compensation not subject to the $1,000,000 limit. In addition, for EVSP Performance Cycles that began before 1994, certain officers received awards in the form of restricted stock units under a deferred compensation arrangement designed to assure deductibility by the Corporation. Currently the maximum annual incentive and long-term performance awards for the Named Executive Officers are limited to specified percentages of the Corporation's income from operations.

Although the plans referenced above satisfy the requirements for payments to be deductible, the Committee may make payments of compensation to executives that are not deductible in order to recognize exceptional service or to correct below market compensation. Should compliance with the $1,000,000 limit conflict with the Committee's compensation philosophy, the Committee will act in the manner it perceives to be in the best interests of shareholders. The Committee continues to monitor the level of compensation paid to executive officers in order to take any steps which may be appropriate to comply with applicable tax deduction limitations relating to executive compensation.

Conclusion

Executive compensation is designed to be linked to, and commensurate with, the Corporation's performance. The Committee believes that the Corporation's performance validates the success of its compensation philosophy and that its executive compensation policies and programs serve the best interests of the Corporation and its shareholders./1/

                                    John M. Pietruski, Chair J.
                                    Patrick Barrett Thomas D. Bell,
                                    Jr. John G. Drosdick M. Leanne
                                    Lachman

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

The Corporation's compensation program for executive officers for the fiscal year ended December 31, 2000 consisted primarily of salaries, bonuses, and other compensation. Table C on page 28 includes information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 2000, 1999, and 1998 of the Corporation's Named Executive Officers. Under SEC rules, the "Named Executive Officers" include:

 .    each person who acted as the Corporation's chief executive officer at any time during 2000,
 .    the four other most highly compensated executive officers employed by the
     Corporation (or its subsidiaries) on December 31, 2000, and

 .    up to two additional executive officers who would have been required to be listed in the Summary Compensation Table had they been employed by the Corporation (or its subsidiaries) on December 31, 2000.

___________________
/1/Pursuant to item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC"), the "Compensation Committee Report" shall not be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934 nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Corporation under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

LONG-TERM INCENTIVE PLAN AWARDS

No awards were made in 2000 for performance periods extending beyond 2000 under the long-term incentive plans.

STOCK OPTION PLANS

Set forth in Table E on page 31 is information on grants of stock options pursuant to the ICP during fiscal year 2000 to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during fiscal 2000.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Table F on page 32 includes information with respect to option exercises in fiscal year 2000 and unexercised options to purchase the Corporation's Common Stock granted to the Named Executive Officers in fiscal year 2000 under the ICP and in prior years under the Stock Option Plan.

RETIREMENT PLANS

Table G on page 33 shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation.

SUPPLEMENTAL RETIREMENT ARRANGEMENTS

Certain officers of the Corporation and its subsidiaries, including all the Named Executive Officers, have entered into salary continuation agreements under the terms of the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates ("Salary Continuation Plans"). Under the Salary Continuation Plans, the amount each officer is entitled to receive upon retirement is 2% of his or her final monthly compensation multiplied by the number of years the agreement has been in effect (up to a maximum of 10% of final monthly salary), so long as the officer agrees to an exclusive consulting arrangement with the Corporation until the earlier of the waiver of such arrangement or attainment of age 65. This amount will be paid in the form of a 120-month certain and life annuity. In the event of death prior to retirement, a designated beneficiary of executives who were participating in the Salary Continuation Plans on December 31, 1991, will instead receive annual payments each equal to 25% of the employee's final annual salary until the later of the date on which the employee would have attained age 65 or the date on which a minimum of ten payments have been made. These agreements automatically terminate upon the officer's termination of service for reasons other than death, disability or retirement; except that in the event of a change in control of the Corporation, as defined in the Severance Plan (discussed below), and a subsequent voluntary or involuntary termination of the employee's employment within two years of the change in control, such employee shall be treated as continuing employment with the Corporation and its affiliates until age 65 at which time benefits shall begin. The Salary Continuation Plan caps compensation used to determine benefits at the greater of $200,000 or the annual base compensation in effect on December 31, 1991 for executives participating on that date. Effective December 31, 1993 the exclusive consulting arrangement was waived for Mr. Hunter.

CHANGE-IN-CONTROL ARRANGEMENTS

Recognizing that an unforeseen change of control is unsettling to the Corporation's key executives, the Board adopted the Lincoln National Corporation Executives' Severance Benefit Plan (the "Severance Plan"). The objectives of the Severance Plan are to:

 .    attract certain qualified executives and encourage their continued
     employment in the face of an actual or threatened change of control

 .    enable such executives to help the Board assess any proposed change of control of the Corporation and advise the Board regarding whether such proposal is in the best interests of the Corporation, its shareholders, and the policyholders and customers of its affiliates without being unduly influenced by the uncertainty of continued employment

 . demonstrate to those executives the Corporation's desire to treat them fairly

 .    provide those executives with compensation and benefits upon a change of control which are designed to ensure that expectations of the executives will be satisfied

Executives eligible for participation in the Severance Plan ("Eligible Executives") are the members of the Corporation's Senior Management Committee and other employees as determined by the Compensation Committee. All Named Executive Officers were Eligible Executives during 2000. Pursuant to the Severance Plan, the Corporation may enter into agreements (which are not employment agreements) with Eligible Executives to provide severance benefits in the event that, within three years after a change of control of the Corporation has occurred (i) the Corporation terminates their employment for any reason other than cause, death or disability, or (ii) the Eligible Executive terminates employment for good reason, such as a change in the Eligible Executive's responsibilities, a reduction in salary or benefits, or relocation. Any termination of employment by the chief executive officer or the chief operating officer during such three-year period is deemed to be for good reason under the Severance Plan.

The benefit to which an Eligible Executive would be entitled under the terms of the Severance Plan is the greater of (1) 299.9% of the Eligible Executive's average annual compensation for the period consisting of the five most recent taxable years ending before the change of control and (2) 200% of the Eligible Executive's annual compensation (including all forms of compensation reportable on a Form W-2) based on the highest amount of consideration paid during (a) the calendar year preceding termination or (b) either of the two calendar years immediately preceding the year in which the change of control occurred. In addition, an Eligible Executive would be entitled to benefits such as the continuation of certain benefits under the welfare benefit plans in which he or she participates, immediate and 100% vesting in all retirement benefits, payments with respect to incentive plans, the value of restricted stock and unexercisable stock options, relocation benefits, outplacement services and an after-tax payment to cover any excise tax and related assessments, but not regular income taxes, on amounts deemed to be "excess parachute payments" under the Internal Revenue Code of 1986, as amended (i.e., a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax and related assessments, if any, to which the executive becomes subject as a result of receiving the change-of-control payments). The Corporation must reimburse an Eligible Executive any and all legal fees and expenses incurred by the Eligible Executive relating to enforcing the Corporation's obligations under the Severance Plan. The Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which Eligible Executives may have with the Corporation or its affiliates.

EMPLOYMENT CONTRACTS

The Corporation has no employment agreement with any Named Executive Officer. Mr. Vaughan has a severance agreement which provides that from June 18, 1996 until the first month following his 55th birthday, if his employment is involuntarily terminated by the Corporation, he will be entitled to one year of severance pay at his then base salary. This arrangement does not apply to voluntary termination or if termination is for cause. In connection with Mr. Haldeman's employment, the Corporation has agreed that, if during the first year of his employment, Mr. Haldeman is terminated for reasons other than cause, or if there is a substantial diminution of his responsibilities resulting in his leaving the company, he will receive severance in the amount of one year's base salary. In addition, his grant of 100,000 restricted shares (given as a sign-on bonus related to financial losses incurred in leaving his previous employer) will immediately vest. If his employment is terminated other than for cause during the second or third year of his employment, he will not be entitled to severance (except pursuant to the Severance Plan described above, if its terms are applicable to the severance), but the Corporation could, as with all restricted stock awards, decide to vest the restricted stock prior to the date the restrictions lapse in connection with a severance.

COMPENSATION OF DIRECTORS

Compensation Philosophy

The Board considers a variety of outside sources (e.g., comparisons with peer companies and third party studies on director compensation) when determining the levels and types of compensation to be paid to directors. Of particular relevance, the Board endorses each of the six "Best Practices" recommended in the Report of the Blue Ribbon Commission on Director Compensation of the National Association of Corporate Directors. Consistent with those practices, the Board adheres to the following guidelines in establishing director compensation:

 .    a substantial portion of each director's compensation is paid in LNC Common
     Stock or stock units

 .    in order to avoid the appearance of employee-like tenure or compromised independence, generally directors are not eligible for defined benefit pensions

 .    directors are expected to achieve stock ownership of 5 times their annual retainer within 5 years of election to the Board

LNC pays retainer and meeting fees to Non-Employee Directors. Non-Employee Directors are also eligible to receive bonus awards and service awards or certain other retirement benefits. The Board believes that the fees of Non-Employee Directors are comparable to the fees paid to directors of similar companies.

Retainer and Meeting Fees

The Corporation pays retainer fees under the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors (the "Stock Plan"). Under the Stock Plan, the Corporation pays each Non-Employee Director an annual retainer of $55,000 ($18,000 in cash and $37,000 in LNC restricted stock). If a Non-Employee Director is elected to a new three-year term, the Corporation pays that director an additional $10,000 in restricted stock (rounded up to the nearest whole share). The restrictions on shares awarded under the Stock Plan will lapse on the earliest of the Non-Employee Director's death, disability, retirement from the Board at age 70 or, if specifically approved by the Board, other events of resignation or retirement from the Board. Under the Stock Plan, the Corporation has authorized the granting of 3,000 stock options per year to each Non-Employee Director through the year ending June 30, 2004.

In addition to the retainer fee, the Corporation paid each Non-Employee Director $1,100 for each Board and Board committee meeting he or she attended during 2000. Committee chairpersons received an additional annual fee of $5,000 for their services. The Corporation also reimburses directors (and sometimes their spouses) for the reasonable travel expenses they incur when attending Board and Board committee meetings. In January 1999, John M. Pietruski was designated the "lead director" of the independent directors and was paid an additional $25,000 for his services in that regard for fiscal year 2000.

Non-Employee Directors may defer the cash portion of their annual retainer and fees in stock units, as provided in the Stock Plan. When a director retires, he or she can receive the value of those units in LNC Common Stock or in cash, either in a lump sum payment or in annual installments over a period of up to fifteen years.

Bonus Awards, Service Awards and Other Benefits

Non-Employee Directors are eligible to receive Bonus Awards, Service Awards, and certain other benefits under the LNC Directors' Value Sharing Plan (the "DVSP").

Bonus Awards. In addition to annual retainer fees and meeting fees, the Non-Employee Directors participate in the DVSP. Previously the DVSP had been amended to more effectively align criteria used for Director's compensation with the criteria applicable to the compensation of the Corporation's executives by mirroring the long-term incentive cycle (1998-2000) and goals under the ICP. This long-term cycle has been completed with the performance goals being fully achieved. New one-year (2001), two-year (2001-2002) and three-year (2001-2003) overlapping long-term performance cycles and performance goals that mirror the cycles and goals established for the executives' plan have been added to the DVSP.

Service Awards. Except as discussed below under "Retirement Benefits," each Non-Employee Director receives a quarterly Service Award in the form of LNC stock units (up to a maximum of 40 Service Awards). As with Bonus Awards, Service Awards are credited to a non-qualified deferred compensation account established for each Non-Employee Director. Service Awards are based upon a formula that takes into account the Non-Employee Director's age upon election to the Board, the annual retainer and an assumed minimum return on LNC Common Stock.

Certain Death Benefits. If a Non-Employee Director was a director on January 1, 1996, he or she could choose either to receive Service Awards under the DVSP or to continue participating in the Retirement Plan (described below). However, if a Non-Employee Director has elected to receive Service Awards, but dies prior to retirement from the Board, the value of his or her Service Award account will not be less than the lump sum death benefit that would have been payable under the Retirement Plan.

Retirement Benefits

Non-Employee Directors who were directors on January 1, 1996 and did not elect
                                                                     ---
to receive Service Awards under the DVSP continue to be eligible for retirement benefits under the Retirement Plan. The annual benefit payable to a Non-Employee Director under the Retirement Plan is 0.833% of the director's retainer during the last year he or she was a director, multiplied by the number of months he or she served on the Board (up to a maximum of 120 months). A director may receive his or her retirement benefit under the Retirement Plan either in a single lump sum or in monthly payments beginning at the later of retirement from the LNC Board or age 65. If the director dies prior to the date retirement benefits start, the death benefit will be paid to his or her beneficiary. Only one director participates in the Retirement Plan. Non-Employee Directors who were first elected to the Board after January 1, 1996 have no right to retirement benefits other than Service Awards, as discussed above.

                     Fees Payable to Independent Auditors

Below are fees incurred by LNC and its affiliates for fiscal year 2000 professional services provided by Ernst & Young LLP ("E&Y"), LNC's independent auditors.

Audit Fees - Fees for the annual audit and interim reviews of the consolidated
----------
financial statements of LNC for fiscal year 2000 were $2,052,699, or 24.72% of total E&Y fees.

Financial Information Systems Design and Implementation Fees - No fees were
------------------------------------------------------------
incurred for Financial Information Systems Design and Implementation for fiscal year 2000.

All Other Fees - Fees for the "All Other" category ($6,249,679 or 75.28% of
--------------
total E&Y fees) consist of: (1) $5,255,455 (63.3%) for audit related services, primarily audits of financial statements of subsidiaries and other affiliated entities that are required by law, (e.g., audits of financial statements of insurance companies, separate accounts, investment companies, investment advisors and broker dealers) and (2) $994,224 (11.98%) for all other fees, consisting principally of tax compliance and advisory services.

The Audit Committee of the Board has considered whether the provision of services covered by the above SEC-defined service fee categories, "Financial Information Systems Design and Implementation Fees" and "All Other Fees," is compatible with maintaining E&Y's independence.

                            AUDIT COMMITTEE MATTERS

GENERAL

The Corporation's securities are listed on the New York Stock Exchange (the "NYSE") and are governed by its listing standards. All the members of the Audit Committee meet the independence standards of Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit 4.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with the Corporation's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has received the written disclosures and representations from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditor's independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission./2/

                                      J. Patrick Barrett, Chair
                                      Thomas D. Bell, Jr.
                                      John G. Drosdick
                                      Eric G. Johnson
                                      Gilbert R. Whittaker, Jr.

_____________________________
/2./ Pursuant to Item 306(c) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A promulgated by the Securities and Exchange Commission ("SEC"), the information included under "Audit Committee Matters," including the Audit Committee Report, shall not be deemed to be "soliciting material" or to be "filed" with the SEC, except to the extent the Corporation specifically requests that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Exchange Act or under the Securities Act of 1933, as amended.

                            COMPARISON OF FIVE-YEAR
                            CUMULATIVE TOTAL RETURN

The graph set forth below shows a five-year comparison of the yearly performance of the Corporation's cumulative total shareholder return (change in the year-end stock price plus reinvested dividends), based on a hypothetical investment of $100, with the S&P 500 Composite Index and an index of peer companies selected by the Corporation.

                               PERFORMANCE GRAPH
                         AMONG LNC, S&P 500 PEER GROUP

                                    [GRAPH]

                                 1995    1996    1997    1998    1999    2000
               LNC              100.00  101.50  156.11  167.62  167.93  204.80
               S&P 500          100.00  122.96  163.98  210.84  255.22  231.98
               Peer Group       100.00  130.17  187.55  233.63  197.45  238.78

Companies in the Peer Group are as follows:

          American General Corporation     Liberty Financial Companies, Inc.
          AmerUs Group Co.                 Nationwide Financial Services, Inc.
          Conseco, Inc.                    Reinsurance Group of America
          Jefferson-Pilot Corporation      Torchmark Corporation

Companies in the Peer Group are publicly traded companies with business units which are considered to be significant competitors of major business units of the Corporation, and their returns have been weighted for stock market capitalization. The Peer Group is the same as last year's Peer Group except for Equitable Companies, Inc., Hartford Life, Inc., and Reliastar Financial Corporation. Equitable Companies, Inc., was acquired by AXA Group. Hartford Life Inc. was acquired by Hartford Financial Group. Reliastar Financial Corporation was acquired by ING Groep NV. Because financial information for these three companies on a stand alone basis is no longer publicly available, these three companies are no longer part of LNC's Peer Group.

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the preceding graph. The Corporation will not make or endorse any predictions as to future stock performance.

The Corporation's long term incentive programs are designed to reward management for consistently high financial performance relative to peers. Performance measures for long term incentive cycles beginning in 2001 and running through 2003 are total shareholder return, growth in operating income per diluted share and return on equity. Peer companies used for these relative performance measures are selected with a view toward picking companies that represent the strongest performers in the markets in which the Corporation competes. Consistent with this philosophy, appropriate changes in the peer group for the Corporation's long term incentive programs will occasionally be necessary to reflect current competitive conditions. Based upon current conditions, the Corporation anticipates that peer company comparisons for these long term incentive programs will include: Allmerica Financial Corporation, American General Corporation, John Hancock Financial Services, Inc., MetLife, Inc., Jefferson Pilot Corporation, Manulife Financial Corporation, Sun Life Financial Services CDA, Inc., MONY Group, Inc., Nationwide Financial Services and Hartford Financial Services Group, Inc.

                                                   TABLE A
------------------------------------------------------------------------------------------------------
                                            SECURITY OWNERSHIP OF
                                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
======================================================================================================

          NAME                   AMOUNT OF LNC               LNC STOCK           TOTAL OF LNC
                                 COMMON STOCK                  UNITS                COMMON
                                 AND NATURE OF                                    STOCK AND
                                  BENEFICIAL                                     STOCK UNITS
                                 OWNERSHIP/1/
=====================================================================================================
    J. Patrick Barrett                  16,501                     14,454               30,955
-----------------------------------------------------------------------------------------------------
    Thomas D. Bell, Jr.                  5,501                      3,363                8,864
-----------------------------------------------------------------------------------------------------
    Jon A. Boscia                      629,118                     40,559              669,677
-----------------------------------------------------------------------------------------------------
    Jenne K. Britell                         0                          0                    0
-----------------------------------------------------------------------------------------------------
    John G. Drosdick                       686                        244                  930
-----------------------------------------------------------------------------------------------------
    John H. Gotta                       65,677                      2,323               68,000
-----------------------------------------------------------------------------------------------------
    Charles E. Haldeman, Jr.           162,625                      4,062              166,687
-----------------------------------------------------------------------------------------------------
    Jack D. Hunter                     345,133                      5,496              350,629
-----------------------------------------------------------------------------------------------------
    Eric G. Johnson                      2,745                      2,732                5,477
-----------------------------------------------------------------------------------------------------
    M. Leanne Lachman                    7,461                     14,543               22,004
-----------------------------------------------------------------------------------------------------
    John M. Pietruski                    9,551                      9,569               19,120
-----------------------------------------------------------------------------------------------------
    Ron J. Ponder                        1,286                        586                1,872
-----------------------------------------------------------------------------------------------------
    Lawrence T. Rowland                153,993                      3,999              157,992
-----------------------------------------------------------------------------------------------------
    Jill S. Ruckelshaus                  5,461                        569                6,030
-----------------------------------------------------------------------------------------------------
    Richard C. Vaughan                 256,472                     42,495              298,967
-----------------------------------------------------------------------------------------------------
    Gilbert R. Whitaker, Jr.             5,551                     13,215               18,766
-----------------------------------------------------------------------------------------------------
    Directors and Executive
    Officers as a group - 24         2,189,993                    231,757            2,421,750
    persons
-----------------------------------------------------------------------------------------------------

_______________________________
/1/ Each of these amounts represents less than 1% of the outstanding shares of the Corporation's Common Stock as of March 1, 2001. As to shares beneficially owned, each person has sole voting and investment power except that the following persons each share voting and investment power with another person as to the number of shares indicated: Mr. Boscia, 29,302 shares and Mr. Gotta, 2,665 shares. The number of shares which each person named in this table has a right to acquire pursuant to Rule 13d-3(d)(1) is as follows: Mr. Boscia, 448,000 shares; Mr. Gotta, 38,050 shares; Mr. Haldeman, 50,625 shares; Mr. Hunter, 195,340 shares; and Mr. Vaughan, 213,415 shares. In addition, the following persons have sole voting power (and no investment power) as to the number of shares indicated: Mr. Barrett, 5,501 shares; Mr. Bell, 5,501 shares; Mr. Boscia, 100,000 shares; Mr. Drosdick, 686 shares; Mr. Gotta, 20,486 shares; Mr. Haldeman, 112,000 shares, Mr. Hunter, 25,000 shares; Mr. Johnson, 2,745 shares; Ms. Lachman, 5,461 shares; Mr. Pietruski, 5,551 shares; Mr. Ponder, 1,286 shares; Ms. Ruckelshaus, 5,461 shares; Mr. Vaughan, 36,000 shares and Dr. Whitaker, 5,551 shares. In addition, the shares listed above include certain shares over which the individual exercises no formal voting or investment power:
Mr. Boscia, 22,168 shares (held directly by spouse); Mr. Hunter, 61,485 shares (held by spouse's estate) and Mr. Vaughan, 5,702 shares (held in spouse's trust).

                                    TABLE B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based solely on a review by the Corporation of the filings of Schedules 13G and 13D filed with the Securities and Exchange Commission and provided to the Corporation, the Corporation was not, as of the Record Date, aware of anyone who owned greater than 5% of the Corporation's Common Stock or more than 5% of the Corporation's Preferred Stock.

                                                              TABLE C
------------------------------------------------------------------------------------------------------------------------------------
                                            SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION              --------------------------------------
                                                                                        AWARDS             PAYOUT
------------------------------------------------------------------------------------------------------------------------------------
        (a)                   (b)         (c)       (d)          (e)              (f)            (g)         (h)            (i)
                                                                                             SECURITIES
                                                                OTHER         RESTRICTED     UNDERLYING                   ALL OTHER
     NAME AND                                                   ANNUAL        STOCK           OPTIONS/       LTIP          COMPEN-
PRINCIPAL POSITION            YEAR      SALARY    BONUS/2/      COMPEN-       AWARDS/4/        SARs/6/     PAYOUT(S)       SATION/9/
                                          ($)       ($)         SATION/3/        ($)             (#)        ($)/7,8/          ($)
                                                                 ($)
------------------------------------------------------------------------------------------------------------------------------------
JON A. BOSCIA                 2000      750,000  3,500,000           -0-           -0-         300,000     4,697,691         55,969
Chairman and CEO              1999      751,548  1,100,000       212,194           -0-         204,228        33,455        138,215
of LNC                        1998      655,769  3,624,000           -0-           -0-         220,000           -0-         92,904

------------------------------------------------------------------------------------------------------------------------------------
CHARLES E.                    2000      800,000  5,710,850           -0-     3,965,625/5/      202,500       540,612        134,750
HALDEMAN, JR./1/              1999          n/a        n/a           n/a           n/a             n/a           n/a            n/a
President and CEO,            1998          n/a        n/a           n/a           n/a             n/a           n/a            n/a
Lincoln National
Investments and
Delaware Management

------------------------------------------------------------------------------------------------------------------------------------
RICHARD C.                    2000      496,000    882,841           -0-           -0-         100,000     1,717,041         24,749
VAUGHAN                       1999      468,133    253,000           -0-           -0-          60,000        24,579         65,451
Executive Vice                1998      430,000  1,040,000           -0-           -0-          52,000           -0-         43,087
President and CFO of LNC

------------------------------------------------------------------------------------------------------------------------------------
JACK D. HUNTER                2000      435,000    764,497           -0-           -0-          66,198     1,174,390         20,101
Executive Vice                1999      411,272    272,000           -0-           -0-          60,548        24,774         57,037
President and General         1998      387,000    880,000           -0-           -0-          57,840        28,337         37,343
Counsel of LNC

------------------------------------------------------------------------------------------------------------------------------------
JOHN H. GOTTA                 2000      371,346    720,638           -0-           -0-          70,000       921,751          7,009
CEO, Life Insurance,          1999      260,000    290,000           -0-           -0-          23,800           -0-         17,644
The Lincoln National          1998      210,615    258,000           -0-       208,144          25,200           -0-         16,765
Life Insurance Company


------------------------------------------------------------------------------------------------------------------------------------

__________________________
/1/ Mr. Haldeman's employment with the Corporation commenced in 2000; therefore, no information is disclosed for 1999 and 1998.

/2/ Includes annual incentive awards for 2000, 1999 and 1998 awarded under the 1997 Incentive Compensation Plan ("ICP"). In addition to the ICP awards, the amounts shown for 1998 reflect discretionary bonuses awarded for 1998 as follows: Mr. Boscia, $124,000; Mr. Vaughan, $25,000; and Mr. Hunter, $15,000.

/3/ Perquisites and other personal benefits of the Named Executive Officers, other than Mr. Boscia in 1999, did not exceed the lesser of $50,000 or 10% of the total base salary and annual bonus for the relevant Named Executive Officer during the years reported in the table and, therefore, are not included in the table. Amounts reflected for Mr. Boscia for 1999 include reimbursement of moving-related expenses incurred in connection with the relocation of the Corporation's executive offices from Fort Wayne, Indiana to Philadelphia, Pennsylvania during 1999; in addition, the amount shown for Mr. Boscia reflects the difference ($141,747) between the cost to Mr. Boscia of his home and the price at which his home was sold in connection with such relocation. Amounts (if any) received by the other Named Executive Officers in connection with such relocation did not exceed the thresholds described above.

/4/ See note 7 for a description of shares of restricted stock awarded in 1998 for a 1998-2000 Performance Cycle under the ICP. The number and aggregate value of restricted stock holdings, including restricted stock units, of the Name Executive Officers as of December 31, 2000, are as follows: Mr. Boscia, 108,055 shares ($5,112,082); Mr. Haldeman, Jr., 116,063 shares, ($5,490,941); Mr.
Vaughan, 38,900 shares ($1,840,359); Mr. Hunter, 27,014 shares ($1,278,032); and
Mr. Gotta, 22,509 shares ($1,064,901). As of December 31, 2000, the number and value of the aggregate restricted stock holdings (including restricted stock units) of all employees of the Corporation were 801,509.53 shares representing a total value of $37,919,416.

/5/ Represents hiring bonus awarded on January 3, 2000 in connection with Mr. Haldeman's employment. Those shares, which are subject to lapse of time and continued service requirements, are scheduled to vest on January 3, 2003.

/6/ Reflects the impact of a 2-for-1 stock split effected during 1999.

/7/ During 1998, the Compensation Committee awarded to certain of the Named Executive Officers shares of restricted stock under the ICP relating to a 1998-2000 Performance Cycle, which shares were subject to performance-based conditions to vesting, in addition to lapse of time and/or continued service with the Corporation. Certain of those awards were reported in the 1998 proxy statement. Consistent with the 1998 Compensation Committee resolution establishing the 1998-2000 Performance Cycle, Mr. Gotta was awarded an additional 8,000 shares in 2000 (subject to the same terms and conditions as other shares awarded for the 1998-2000 Performance Cycle) to reflect his promotion in 1999 to his current position, and, in January 2000, Mr. Haldeman received a grant of 12,000 shares (subject to the same terms and conditions as other shares awarded for the 1998-2000 Performance Cycle) in connection with his employment with the Corporation. In March 2001, the Compensation Committee determined that the corporate performance criteria applicable to the restricted shares under the 1998-2000 Performance Cycle had been fully achieved and chose not to reduce the amount of those awards. Accordingly, those awards are being reported in the LTIP Payout(s) column based on the "fair market value" of those awards (i.e., the average of the high and low trading price on the day immediately preceding the date of the Compensation Committee's decision ($43.475) multiplied by the number of restricted shares). However, those shares are still subject to lapse of time and continued service requirements that generally lapse on the third anniversary of January 1 of the year next succeeding the applicable performance cycle. Awards made under the ICP for the one-year Performance Cycles that ended in 2000, 1999 and 1998 are reflected in the "Bonus" column (column b).

/8/ The amounts shown in column h for 2000, 1999 and 1998 include dividend equivalents paid in cash (or credited to the Corporation's deferred compensation plan) with respect to restricted stock or restricted stock units that vested during the relevant year. The amounts shown for 2000 include dividend equivalents credited on restricted shares that vested during 2000 as follows:
Mr. Vaughan, $25,907; and Mr. Gotta, $7,906. All amounts shown for 1999 and 1998 represent dividend equivalents.

/9/ Amounts included in the All Other Compensation column are amounts contributed or accrued for the Named Executive Officers under the Corporation's Employee's Savings and Profit-Sharing Plan, the related supplemental savings plans and the dollar value of insurance premiums paid by the Corporation. The amounts contributed to the Profit-Sharing Plan and accrued supplements for fiscal 2000 are as follows: Mr. Boscia, $2,500; Mr. Haldeman, $0; Mr. Vaughan, $7,440; Mr. Hunter, $5,615; and Mr. Gotta, $5,479. The amounts of insurance premiums for fiscal 2000 are as follows: Mr. Boscia, $49,740; Mr. Haldeman, Jr., $130,865; Mr. Vaughan, $15,779; Mr. Hunter, $12,851; and Mr. Gotta, $0. In
addition, the amounts shown for 1999 include additional amounts contributed to the Profit-Sharing Plan and accrued supplements for fiscal 2000 after last year's proxy statement was mailed to stockholders. Those amounts are as follows:
Mr. Boscia, $42,500; Mr. Vaughan, $22,006; and Mr. Hunter, $19,445.

                                    TABLE D

            Long-Term Incentive Plans -- Awards in Last Fiscal Year

No awards were made by the Corporation during 2000 under its Long-Term Incentive Plans with respect to performance of the Corporation after 2000. For information regarding awards made under the ICP in connection with a 1998-2000 Performance Cycle, reference should be made to the LTIP Payout(s) column (column h) of the Summary Compensation Table.

                                    TABLE E

------------------------------------------------------------------------------------------------------------------------------------
                                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE VALUE
                                    INDIVIDUAL GRANTS                                        AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                                                                  FOR OPTION TERM
------------------------------------------------------------------------------------------------------------------------------------
       (a)                  (b)                 (c)              (d)             (e)             (f)             (g)

                          NUMBER OF
                          SECURITIES        % OF TOTAL
                          UNDERLYING        OPTIONS/SARs
                          OPTIONS/SARs      GRANTED TO       EXERCISE OR
                          GRANTED/1,2/      EMPLOYEES IN     BASE PRICE/      EXPIRATION
       NAME                 (#)             FISCAL YEAR/3/   ($/SHARES)         DATE/5/         5%/($)/            10%/($)/
------------------------------------------------------------------------------------------------------------------------------------
 Jon A. Boscia                 300,000             2.773%        24.72         3/09/10         4,663,272          11,818,221

------------------------------------------------------------------------------------------------------------------------------------
 Charles E.
 Haldeman, Jr.                 202,500            1.8718%        24.72         3/09/10         3,147,708           7,977,299
------------------------------------------------------------------------------------------------------------------------------------

 Richard C. Vaughan            100,000            0.9243%        24.72         3/09/10         1,554,424           3,939,407

------------------------------------------------------------------------------------------------------------------------------------
 Jack D. Hunter                 60,000            0.5546%        24.72         3/09/10           932,654           2,363,644
                                 6,198            0.0573%        44.72         5/13/02            25,192              51,350
                                 -----            -------                                         ------              ------
                          total 66,198      total 0.6119%                                  total 957,846     total 2,414,994
------------------------------------------------------------------------------------------------------------------------------------

 John H. Gotta                  70,000            0.6470%        24.72         3/09/10         1,088,097           2,757,585

------------------------------------------------------------------------------------------------------------------------------------

_____________________
/1/ Options granted on March 9, 2000 are exercisable starting 12 months after the grant date with respect to 25% of the shares granted and with an additional 25% of the option shares granted becoming exercisable on each successive anniversary, with full vesting occurring on the date of the first to occur of death, disability, retirement or a change of control of the Corporation.

/2/ On July 31, 2000, Mr. Hunter received a reload grant of 6,198 options in connection with his exercise of 20,000 options granted on May 13, 1992. Reload options are exercisable two years from the date of grant of the reload option if the fair market value of LNC stock is 125% or more of the reload option price, with earlier exercise permitted on the date of the first to occur of death, disability, retirement, one month prior to the end of the ten-year term of the initial option or a change of control of the Corporation.

/3/ The Corporation granted options and SARs representing 10,818,555 shares to employees in fiscal year 2000.

/4/ The exercise price and tax withholding obligations related to exercise may be paid by delivery of mature shares or by offset of the underlying shares, subject to certain conditions.

/5/ The options granted March 9, 2000 were granted for a term of 10 years, subject to earlier forfeiture in certain events related to termination of employment. The reload options discussed in footnote 2 above were granted for the term of the initial options, subject to earlier forfeiture in certain events related to termination of employment.

                                    TABLE F

------------------------------------------------------------------------------------------------------------------------------------
                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR-END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------------------------
      (a)                  (b)                (c)                      (d)                                   (e)

                                                               NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED IN-THE-
                                                            OPTIONS HELD AT DECEMBER 31,            MONEY OPTIONS HELD AT
                                                                       2000                          DECEMBER 31, 2000/1/
------------------------------------------------------------------------------------------------------------------------------------
                          SHARES
                          ACQUIRED       VALUE REALIZED
        NAME                ON                ($)           EXERCISABLE    UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
                          EXERCISE
------------------------------------------------------------------------------------------------------------------------------------
     Jon A. Boscia            8,000          185,380            373,000          573,000           5,898,800            7,271,270

------------------------------------------------------------------------------------------------------------------------------------

     Charles E.
     Haldeman, Jr.                0                0                  0          202,500                   0            4,574,475

------------------------------------------------------------------------------------------------------------------------------------

     Richard C. Vaughan           0                0            173,648          183,500           3,232,548            2,544,010

------------------------------------------------------------------------------------------------------------------------------------

     Jack D. Hunter          20,000          617,175            180,340          146,698           3,303,948            1,656,463

------------------------------------------------------------------------------------------------------------------------------------

     John H. Gotta                0                0             18,550          100,450              55,111            1,636,411

------------------------------------------------------------------------------------------------------------------------------------

_______________________
/1/ Based on the closing price on the New York Stock Exchange Composite Transactions ("NYSE") of the Corporation's Common Stock on December 31, 2000 ($47.31).

                                    TABLE G

-------------------------------------------------------------------------------------------------------------------------
                                                           PENSION TABLE
-------------------------------------------------------------------------------------------------------------------------
                               ESTIMATED ANNUAL RETIREMENT BENEFIT FOR CREDITED YEARS OF SERVICE/1,3/
               ----------------------------------------------------------------------------------------------------------
Final
Average                 10           15           20           25           30           35           40           45
Salary/2/              Years        Years        Years        Years        Years        Years        Years        Years
-------------------------------------------------------------------------------------------------------------------------
$  300,000           $ 49,512     $ 74,267     $ 99,023     $123,779     $148,535     $173,290     $180,790     $188,290
-------------------------------------------------------------------------------------------------------------------------
   350,000             58,012       87,017      116,023      145,029      174,035      203,040      211,790      220,540
-------------------------------------------------------------------------------------------------------------------------
   400,000             66,512       99,767      133,023      166,279      199,535      232,790      242,790      252,790
-------------------------------------------------------------------------------------------------------------------------
   450,000             75,012      112,517      150,023      187,529      225,035      262,540      273,790      285,040
-------------------------------------------------------------------------------------------------------------------------
   500,000             83,512      125,267      167,023      208,779      250,535      292,290      304,790      317,290
-------------------------------------------------------------------------------------------------------------------------
   550,000             92,012      138,017      184,023      230,029      276,035      322,040      335,790      349,540
-------------------------------------------------------------------------------------------------------------------------
   600,000            100,512      150,767      201,023      251,279      301,535      351,790      366,790      381,790
-------------------------------------------------------------------------------------------------------------------------
   650,000            109,012      163,517      218,023      272,529      327,035      381,540      397,790      414,040
-------------------------------------------------------------------------------------------------------------------------
   700,000            117,512      176,267      235,023      293,779      352,535      411,290      428,790      446,290
-------------------------------------------------------------------------------------------------------------------------
   750,000            126,012      189,017      252,023      315,029      378,035      441,040      459,790      478,540
-------------------------------------------------------------------------------------------------------------------------
   800,000            134,512      201,767      269,023      336,279      403,535      470,790      490,790      510,790
-------------------------------------------------------------------------------------------------------------------------
   850,000            143,012      214,517      286,023      357,529      429,035      500,540      521,790      543,040
-------------------------------------------------------------------------------------------------------------------------
   900,000            151,512      227,267      303,023      378,779      454,535      530,290      552,790      575,290
-------------------------------------------------------------------------------------------------------------------------
   950,000            160,012      240,017      320,023      400,029      480,035      560,040      583,790      607,540
-------------------------------------------------------------------------------------------------------------------------
 1,000,000            168,512      252,767      337,023      421,279      505,535      589,790      614,790      639,790
-------------------------------------------------------------------------------------------------------------------------
 1,050,000            177,012      265,517      354,023      442,529      531,035      619,540      645,790      672,040
-------------------------------------------------------------------------------------------------------------------------
 1,100,000            185,512      278,267      371,023      463,779      556,535      649,290      676,790      704,290
-------------------------------------------------------------------------------------------------------------------------
 1,150,000            194,012      291,017      388,023      485,029      582,035      679,040      707,790      736,540
-------------------------------------------------------------------------------------------------------------------------
 1,200,000            202,512      303,767      405,023      506,279      607,535      708,790      738,790      768,790
-------------------------------------------------------------------------------------------------------------------------

___________________
/1/ Amounts shown reflect estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans, which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation. This table assumes retirement at age 65 (current normal retirement date), and at age 65, the following individuals will have the number of years credit service indicated: Mr. Boscia, 34; Mr. Haldeman, 13; Mr. Vaughan, 24; Mr. Hunter, 40; and Mr. Gotta, 22.

/2/ Final average salary is the average of an employee's base salary paid in any consecutive 60-month period during an employee's last ten years of active employment which produces the highest average salary. The base salary for the Named Executive Officers is reflected in Column (c) of the Summary Compensation Table on page 28.

/3/ As a result of limitations under the Internal Revenue Code, a portion of these amounts will be paid under supplemental benefit plans established by the Corporation to provide benefits (included in this table) which would exceed these limits.

           ITEM 2 - AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

In 1997, the Board of Directors adopted, and the stockholders of the Corporation approved, the 1997 Incentive Compensation Plan (the "1997 ICP"). That plan, as amended and restated (entitled the "Amended and Restated Lincoln National Corporation Incentive Compensation Plan" and referred to in this Proxy Statement as the "Amended and Restated Plan"), is being submitted for reapproval by the Corporation's shareholders. Reapproval by shareholders once every five years is required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to satisfy the conditions necessary for the Corporation to exclude awards under the plan from the $1 million limit on the Corporation's federal income tax deductions for compensation payable to certain executive officers. The only material difference between the 1997 ICP and the Amended and Restated Plan is that the number of shares authorized to be awarded under the Amended and Restated Plan is being increased by authorizing an additional 9,000,000 shares. As of March 20, 2001, 542,020 shares remained available (i.e., not issued or allocated to satisfy outstanding awards) under the 1997 ICP./3/ Approval of the Amended and Restated Plan requires that the votes cast for approval of the Amended and Restated Plan exceed the votes cast against approval of the Amended and Restated Plan, provided that at least a majority of the shares eligible to be voted on Item 2 are actually cast. For these purposes abstentions, but not broker non-votes, will be treated as votes cast on Item 2.

The Board of Directors believes that attracting and retaining key employees is essential to the Corporation's growth and success. In addition, the Board believes that the long term success of the Corporation is enhanced by a competitive and comprehensive compensation program, which may include tailored incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of the Corporation's performance and the creation of shareholder value. Such awards will enable the Corporation to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in the Corporation and thereby align their interests with the interests of the Corporation's shareholders. In addition, the Board has concluded that the Compensation Committee of the Board (the "Committee") should be given as much flexibility as possible to provide for annual and long-term incentive awards contingent on performance.

The following is a brief description of the material features of the Amended and Restated Plan. Such description is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached hereto as Exhibit 3.

Types of Awards. The terms of the Amended and Restated Plan provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards").

Shares Subject to the Amended and Restated Plan; Annual Per-Person Limitations. Under the Amended and Restated Plan, the total number of shares of the Corporation's Common Stock reserved and available for delivery to participants in connection with Awards (including the shares remaining available for issuance under the 1997 ICP, the additional shares being approved hereunder, and shares relating to previous awards) is 32,226,512. The total number of shares of Common Stock with respect to which incentive stock options ("ISOs") may be granted shall not exceed 2,000,000, and the total number of shares of Restricted Stock that may be granted shall not exceed 5,889,512. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares.

________________
/3/ The number of shares issuable under the 1997 ICP was adjusted in accordance with the terms of the 1997 ICP to reflect the impact of a 2-for-1 stock split effected in 1999.

In addition, the Amended and Restated Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 2,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Amended and Restated Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility. Executive officers and other officers and employees, agents and brokers of the Corporation or any subsidiary, including any such person who may also be a director of the Corporation, shall be eligible to be granted Awards under the Amended and Restated Plan. It is anticipated that approximately 1,200 persons will be eligible to receive Awards under the Amended and Restated Plan.

Administration. The Amended and Restated Plan will be administered by the Committee. Subject to the terms and conditions of the Amended and Restated Plan, the Committee is authorized to interpret the provisions of the plan, select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the Amended and Restated Plan, and make all other determinations that may be necessary or advisable for the administration of the Amended and Restated Plan. The Committee may, in its discretion, convert any Award or the value of any Award under the Amended and Restated Plan, subject to applicable laws and regulations, into Deferred Stock Units which will be administered under the Lincoln National Corporation Deferred Compensation Plan for Employees (the "Deferred Compensation Plan"). The Amended and Restated Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended and Restated Plan. No award of stock options, SARs, restricted stock, deferred stock units or other stock-related awards may be made under the Amended and Restated Plan prior to the date on which the shareholders of the Corporation approve the adoption of the Amended and Restated Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the Fair Market Value of a share of Common Stock on the date of grant. On March 16, 2001, the fair market value of Common Stock (as determined in the manner set forth in the Amended and Restated Plan) was $44.96 per share. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a Fair Market Value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of Common Stock. However, as discussed below, the exercise price of an option may not be reduced (except as a result of a change in the Corporation's capitalization) without shareholder approval. See "Other Terms of Awards; No Repricing," below.

Restricted Stock and Deferred Stock Units. The Committee is authorized to grant restricted stock and deferred stock units. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of the Corporation, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock units is credited to a bookkeeping reserve account under the Deferred Compensation Plan. Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards. The Amended and Restated Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the Amended and Restated Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers"), will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Corporation under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the Amended and Restated Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the Amended and Restated Plan are, as defined by the Committee: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee.

In granting annual incentive or performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify as performance-based compensation under Code Section 162(m).

Subject to the requirements of the Amended and Restated Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. Because of the discretionary nature of the awards that may be made under the Amended and Restated Plan, the benefits available under the plan are not readily determinable. However, the Awards that may be made under the Amended and Restated Plan are subject to the limitations discussed above under "Shares Subject to the Amended and Restated Plan; Annual Per Person Limitations."

Other Terms of Awards; No Repricing. Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Corporation's obligations under the Amended and Restated Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Amended and Restated Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the Amended and Restated Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Amended and Restated Plan, awards under other plans of the Corporation, or other rights to payment from the Corporation, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed with the Corporation or within a specified period following termination of employment. The Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

Notwithstanding any other provision of the Amended and Restated Plan, no option that has been granted under the Amended and Restated Plan may be repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with a change of the Corporation's capitalization), if the effect would be to reduce the exercise price for the shares underlying the option.

Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change of control" of the Corporation except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, except to the extent otherwise determined by the Committee at the date of grant, options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. "Change of Control" is defined in the Amended and Restated Plan to include a variety of events, including significant changes in the stock ownership of the Corporation or a significant subsidiary, changes in the Corporation's board of directors, certain mergers and consolidations of the Corporation or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Corporation.

Amendment and Termination of the Amended and Restated Plan. The Board of Directors, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Amended and Restated Plan or the Committee's authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the Amended and Restated Plan or broaden eligibility. Unless earlier terminated by the Board, the Amended and Restated Plan will terminate at such time as no shares remain available for issuance under the Amended and Restated Plan and the Corporation has no further rights or obligations with respect to outstanding Awards under the Amended and Restated Plan.

Federal Income Tax Implications of the Amended and Restated Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Amended and Restated Plan.

The grant of an option or SAR will create no tax consequences for the participant or the Corporation. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and Fair Market Value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the Fair Market Value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the Fair Market Value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the Amended and Restated Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the Fair Market Value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the Fair Market Value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Corporation and subject to a 20% excise tax payable by the participant.

The foregoing summary of the federal income tax consequences in respect of the Amended and Restated Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The Board of Directors recommends a vote FOR approval of the Amended and Restated Plan.

                      ITEM 3 - 2001 SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL RELATING TO TOBACCO INVESTMENTS

Catholic Healthcare West of 1700 Montgomery Street, Suite 300, San Francisco, California, is the holder of 400 shares of Common Stock and has caused the following proposal to be included in this Proxy Statement. The Corporation is not responsible for any of the contents of the language of the shareholder's proposal which is set out below between the quotation marks. The Board of Directors unanimously opposes this proposal for the reasons set forth in Management's Statement in Opposition of the Shareholder Proposal which follows the shareholder's proposal.

               "WHEREAS a July 7-9, 1995 editorial in USA Today declared:

                    Here's a grubby little health-care new item: According to a commentary in the upcoming edition of the British medical journal Lancet, major U.S. health insurers are large investors in major U.S. tobacco companies. In other words, the nation's merchants of care are partners with the nation's merchants of death. . . . These investments grate and gall. Every year, tobacco use is fatal for thousands of Americans. For insurers to provide health care for those suffering smokers on the one hand while investing in the source of their misery on the other is unconscionable. And hypocritical.

               - As shareholders, we are concerned about the ethical implications of investments in the tobacco industry by companies that sell life insurance, especially when they are paying out hundreds of millions of dollars to patients who are sick and dying as a result of tobacco use.
               - A March 1998 analysis by the U.S. Treasury Department found the nation loses $80 billion a year on goods and services otherwise produced by Americans who die prematurely or retire early because of smoking-related ills. The American Lung Association estimates the annual cost of treating tobacco-related illnesses to be $50 billion a year for adult smokers and babies of women who smoke. - In 1996 the AMA called for mutual funds and health-conscious investors to refuse to own stock in tobacco companies, and for those same investors to divest from stocks and bonds in tobacco companies.
               - We believe it is inconsistent for an insurance company that sells life insurance to invest in tobacco equities and yet give preferential rates to non-smokers. Therefore we believe that the company should seriously review its stand related to these apparently contradictory positions on tobacco.

               RESOLVED: that shareholders request the Board to initiate a policy mandating no further purchases of tobacco equities in any of the portfolios under our direct unless it can be proven that tobacco use does not cause the illnesses and deaths that have been attributed to it. If the company cannot produce such proof, it shall divest itself of all tobacco stocks by January 1, 2002.

                             Supporting Statement

               Our Company exists to help people keep healthy. We support people not using tobacco, yet have no policy against investing in companies producing its products. Allstate, Chubb, UNUM, and other companies that sell life insurance have policies and/or practices that have resulted in prohibitions or limitations on their various investments in tobacco companies. Institutions like Harvard and Johns Hopkins, as well as The Maryland Retirement and Pension Systems have divested from all tobacco stocks. As the editorial noted above concludes: `Insurers have a responsibility to maximize returns. But they have a responsibility to hold down costs too.' Investing in tobacco while charging premiums based in part on the cost of treating tobacco-related illness mocks that obligation. If you think our Company should not contribute to peoples' illness and death by investing in tobacco, please vote YES for this resolution."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL RELATING TO TOBACCO INVESTMENTS.

MANAGEMENT'S STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Corporation's investment operations and policies are fundamental to the Corporation's business and subject to the supervision of the Board of Directors of the relevant subsidiary and various investment committees. The Corporation's investment operations are focused upon providing customers with competitive products and shareholders with an attractive investment. In managing the Corporation's investments, management considers many factors that may affect the current and future values of portfolio investments. Social policy considerations are one of the many considerations that are taken into account in managing the portfolios.

The shareholder proposal suggests that certain social policies should be the principal factors considered in the Corporation's investment policies, limiting the role that other investment and social factors play in the Corporation's policies. The Board of Directors believes that such an approach is inconsistent with sound investment practices. In that regard, the Corporation believes that the shareholder proposal is inconsistent with the interests of the Corporation's shareholders and customers.

For these reasons, the Board recommends a vote AGAINST the Proposal and your proxy will be so voted unless you indicate otherwise on the proxy.

                                    GENERAL

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Board to be the independent auditors to audit the consolidated financial statements of the Corporation for fiscal year 2001. This firm and its predecessors have been engaged by the Corporation in that capacity continuously since January 17, 1968. Fees paid to Ernst &Young LLP during 2000 are disclosed above under "Fees Paid to Independent Auditors." Representatives of Ernst & Young LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Corporation's 2000 consolidated financial statements.

SHAREHOLDER PROPOSALS

To Be Included in the Corporation's Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for the Corporation's 2002 annual meeting of shareholders must be received by the Corporation no later than December 11, 2001. All such proposals should be sent to the Secretary of the Corporation.

To Be Presented In-Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in the Corporation's Bylaws. Such procedures include giving notice to the Secretary of the Corporation at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and end thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such shareholder notice shall be given by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. That notice must include:

 .    the name and address of the proposing shareholder (as it appears on the
     Corporation's stock records)

 .    a brief description of the business desired to be brought before the meeting

 .    the class and number of shares of the Corporation which are beneficially owned by the proposing shareholder

 .    a description of any interest of such proposing shareholder in the business proposed

There are additional requirements which may be applicable. The applicable bylaw requirements are set forth in Exhibit 1 on page 44.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

 .    the name, age, business address and residence address of such person

 .    the principal occupation or employment of such person

 .    the class and number of shares of the Corporation which are beneficially owned by such person

 .    any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected)

 .    the qualifications of the nominee to serve as a director of the Corporation

The applicable Bylaw requirements regarding shareholder proposed nominees is set forth in Exhibit 2 on page 45.

In the event any such matter is not brought before the meeting in accordance with the Corporation's Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in the best interests of the Corporation. However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made. Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be. There are additional requirements which may be applicable.

2001 Shareholder Proposals

Other than the shareholder proposal discussed in this Proxy Statement (see Item
3), no shareholder has raised an issue which is proper for consideration at the Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

ANNUAL REPORT

The Corporation's Annual Report to Shareholders for the fiscal year 2000 has previously been mailed to shareholders of record at the relevant addresses appearing on the Corporation's stock books. A copy of the Annual Report on Form 10-K will be provided on written request and without charge to each shareholder requesting it. Write to Corporate Secretary, Lincoln National Corporation, 1500 Market Street, Suite 3900, Centre Square West, Philadelphia, Pennsylvania 19102-2112.

                                          For the Board of Directors,


                                          /s/ C. Suzanne Womack
                                          ----------------------------
                                          C. Suzanne Womack, Secretary
                                          April 10, 2001

                                   EXHIBIT 1

     Section 10. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section
10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

                                   EXHIBIT 2

     Section 11. Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. [Corporation's Note: Section 10 is attached to this Proxy Statement as Exhibit 1.] Such shareholder's notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder's notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section 11. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   EXHIBIT 3

              Amended and Restated Lincoln National Corporation
                          Incentive Compensation Plan


                         LINCOLN NATIONAL CORPORATION
--------------------------------------------------------------------------------

                          INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------
                    (As Amended and Restated March 8, 2001)

1.    Purpose.................................................................

2.    Definitions.............................................................

3.    Administration..........................................................
      (a)   Authority of the Committee........................................
      (b)   Manner of Exercise of Committee...................................
      (c)   Limitation of Liability...........................................

4.    Stock Subject to Plan...................................................
      (a)   Overall Number of Shares Available for Delivery...................
      (b)   Application of Limitation to Grants of Awards.....................
      (c)   Availability of Shares Not Delivered Under Awards.................

5.    Eligibility; Per-Person Award Limitations...............................

6.    Specific Terms of Awards................................................
      (a)   General...........................................................
      (b)   Options...........................................................
      (c)   Stock Appreciation Rights.........................................
      (d)   Restricted Stock..................................................
      (e)   Deferred Stock Units..............................................
      (f)   Bonus Stock and Awards in Lieu of Obligations.....................
      (g)   Other Stock-Based Awards..........................................

7.    Certain Provisions Applicable to Awards.................................
      (a)   Stand-Alone, Additional, Tandem, and Substitute Awards;
            No Repricing......................................................
      (b)   Term of Awards....................................................
      (c)   Form and Timing of Payment Under Awards; Deferrals................
      (d)   Exemptions from Section 16(b) Liability...........................
      (e)   Cancellation and Rescission of Awards.............................

8.    Performance and Annual Incentive Awards.................................
      (a)   Performance Conditions............................................
      (b)   Performance Awards Granted to Designated Covered Employees........
      (c)   Annual Incentive Awards Granted to Designated Covered Employees...
      (d)   Written Determinations............................................
      (e)   Status of Section 8(b) and 8(c) Awards Under Code Section 162(m)..

9.     Change of Control......................................................
       (a)    Options and SARs................................................
       (b)    Restricted Stock and Deferred Stock Units.......................
       (c)    Other Awards....................................................

10.    General Provisions.....................................................
       (a)    Compliance with Legal and Other Requirements....................
       (b)    Limits on Transferability; Beneficiaries........................
       (c)    Adjustments.....................................................
       (d)    Taxes...........................................................
       (e)    Changes to the Plan and Awards..................................
       (f)    Limitation on Rights Conferred Under Plan.......................
       (g)    Unfunded Status of Awards; Creation of Trusts...................
       (h)    Nonexclusivity of the Plan......................................
       (i)    Payments in the Event of Forfeitures; Fractional Shares.........
       (j)    Governing Law...................................................
       (k)    Awards Under Preexisting Plans..................................
       (l)    Plan Effective Date and Shareholder Approval....................

                         LINCOLN NATIONAL CORPORATION

                          INCENTIVE COMPENSATION PLAN

       1. Purpose. The purpose of this Incentive Compensation Plan (the "Plan") is to assist Lincoln National Corporation, an Indiana corporation (the "Corporation"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

       2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

       (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

       (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock Units, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

       (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

       (d) "Board" means the Corporation's Board of Directors.

       (e) "Change of Control" shall have the same meaning ascribed to such term in the Lincoln National Corporation Executives' Severance Benefit Plan (the "Severance Benefit Plan") on the date immediately preceding the Change of Control.

       (f) "Change of Control Price" means an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change of Control.

       (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

       (h) "Committee" means at any date each of those members of the Compensation Committee of the Board who shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and
(ii) an "outside director" as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by "outside directors" in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three members. In the event that fewer than three members of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

       (i) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

       (j) "Deferred Stock Unit" means a right, granted to a Participant under
Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

       (k) "Effective Date" means January 1, 1997.

       (l) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

       (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

       (n) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

       (o) "Fair Market Value" means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of Fair Market Value is being made.

       (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

       (q) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

       (r) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

       (s) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(g) hereof.

       (t) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

       (u) "Performance Award" means a right, granted to a Participant under
Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

       (v) "Preexisting Plans" mean the Lincoln National Corporation 1986 Stock Option Incentive Plan (the "Stock Option Plan") and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the "EVSP").

       (w) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

       (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

       (y) "Stock" means the Corporation's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

       (z) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

       3.  Administration.

       (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

       (b) Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine,
(i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to
Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements and restrictions set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

       (c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

       4.     Stock Subject to Plan.

       (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 32,226,512; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 2,000,000; and provided, further, that the total number of shares of Stock that may be granted in payment of Awards other than Options and SARs shall not exceed 5,889,512. Shares of Stock with respect to Awards granted prior to the March 8, 2001 amendment and restatement of the Plan which were counted against the shares reserved and available for delivery under the Plan, as in effect prior to that date, shall be counted against the shares reserved and available for delivery under the Amended and Restated Plan.

       (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award measured solely by the increase in value of shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

       (c) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

       5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 2,000,000 shares of Stock, subject to adjustment as provided in
Section 10(c), under each of the following separate provisions: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under Section 8(c) of the Plan as an Annual Incentive Award or other cash annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year by any one Participant shall be $8,000,000, and the maximum cash amount that may be earned under Section 8(b) of the Plan as a Performance Award or other cash Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Participant shall be $8,000,000.

       6.  Specific Terms of Awards.

       (a) General. Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this
Section 6 prior to the date on which shareholders of the Corporation approve the adoption of the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee's sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e) below.

       (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

              (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

              (ii) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

              (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

       (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

              (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change of Control Price) over (B) the grant price of the SAR as determined by the Committee.

              (ii) Other Terms. The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which any Stock payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change of Control or other events as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

       (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

              (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

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

              (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

              (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

              (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

       (e) Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Employer under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the "Deferred Compensation Plan") in units which are equivalent in value to shares of Common Stock ("Deferred Stock Units"). Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

       (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards do not impair a participant's exemption from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

       (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

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

     7.   Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Notwithstanding any other provision of this Plan, no Option that has been granted by the Corporation or a subsidiary thereof shall be thereafter repriced, replaced or regranted through cancellation, or otherwise modified without shareholder approval (except in connection with a change in the Corporation's capitalization), if the effect would be to reduce the exercise price for the shares underlying such Option.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award not provided for in the original Award agreement, except that this provision shall not prevent the Committee or its designee from converting an Award to Deferred Stock Units as provided under Section 6(a) above or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

     (e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

          (i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant's position and responsibilities while employed by the Corporation, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation's shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

          (ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation's business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

          (iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

          (iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 7(e). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery. In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without "cause" (as defined in the Award agreement), however, a failure of the Participant to comply with the provisions of Section 7(e)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Award exercised, paid or delivered before such termination.

     8.   Performance and Annual Incentive Awards.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

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

          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment;
     (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies; and
     (11) any criteria comparable to those listed above that shall be approved by the Committee. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
     Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this
     Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

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

     (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

          (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day after the beginning of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

          (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or
     (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
     Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

     (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27

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

and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c),
(d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. Change of Control. In the event of a "Change of Control," the following provisions shall apply unless otherwise provided in the Award agreement:

     (a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

     (b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

     (c) Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

     10.  General Provisions.

     (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the

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extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof,
(iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Corporation under U.S. Generally Accepted Accounting Principles.

     (e) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may

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materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards Under Preexisting Plans. No further awards shall be granted under the Preexisting Plans, after the Effective Date with respect to the EVSP and after Midnight, May 15, 1997 with respect to the Stock Option Plan. The Committee may waive any conditions or rights under or amend or alter any awards granted under the Preexisting Plans to the extent provided in either (i) the Preexisting Plan under which the award was made or (ii) Section 10(e) hereof.

     (l) Plan Effective Date and Shareholder Approval. The Plan as originally adopted by the Board as of the Effective Date, subject to approval by the shareholders of the Corporation on May 15, 1997, was amended and restated to its current form by the Board on March 8, 2001, subject to approval of the amendment and restatement by the shareholders of the Corporation.

                                   EXHIBIT 4

                         LINCOLN NATIONAL CORPORATION
                            AUDIT COMMITTEE CHARTER

I.    Purposes of the Audit Committee: The primary purpose of the Audit
      -------------------------------
      Committee is to assist the Board of Directors of Lincoln National Corporation (the "Corporation"):

      1. in its oversight of the Corporation's financial reporting process and systems of internal accounting and financial controls;

      2. in its oversight of the Corporation's consolidated financial statements and the independent audit thereof;

      3. in selecting, evaluating and, if deemed appropriate, replacing the independent auditors; and

      4.   in evaluating the independence of the independent auditors.

      The Audit Committee is a board committee and as such shall also have such other responsibilities as the Board of Directors may specify from time to time.

      The primary function of the Audit Committee is oversight. In fulfilling their responsibilities hereunder, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing, accounting reviews, or procedures.

II.   Composition of the Audit Committee: The Audit Committee shall be comprised
      ----------------------------------
      of at least three directors, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Each member of the Audit Committee shall be financially literate, and at least one member of the Audit Committee shall have accounting or related financial management expertise, as such requirements are interpreted by the Board of Directors in its business judgment, and each member shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange.

      Prospective members shall be recommended by the Nominating and Governance Committee of the Board of Directors, and elected annually by resolution of the Board of Directors at its first meeting following the annual meeting of shareholders. One member shall be designated from time to time by the Board of Directors as Chair of the Audit Committee ("Chair").

III.  Meetings of the Audit Committee: The Audit Committee shall hold meetings
      -------------------------------
      as deemed necessary or desirable by the Chair. In addition to such meetings of the Audit Committee as may be required with respect to the matters set forth in Article IV, the Audit Committee shall meet at least annually with the Chief Financial Officer, the General Auditor, and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed. The independent auditors, Chief Financial Officer, General Counsel, General Auditor, and Corporate Secretary shall customarily attend meetings of the Audit Committee. The Audit Committee may, at its discretion, meet in executive session with or without the presence of the independent auditors or corporate officers. The Chair shall provide reasonable notice of and set an agenda for all meetings.

IV.   Duties and Powers of the Audit Committee: To carry out its purposes, the
      ----------------------------------------
      Audit Committee shall have the following duties and powers:

      1.  with respect to the independent auditors,

          (i) to provide advice to the Board of Directors in selecting, evaluating or replacing independent auditors;

          (ii) to ensure that the independent auditors prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Corporation addressing at least each non-audit service provided to the Corporation as well as the matters set forth in Independence Standards Board, Standard No. 1, Independence
                                                              ------------
                Discussions with Audit Committees, as amended, and to discuss
                ---------------------------------
                with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the Corporation's independent auditors and to recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence;

          (iii) to consider whether the independent auditors' provision to the Corporation of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of the independent auditors; and

          (iv)  to review the fees charged by the independent auditors;

      2.  with respect to the General Auditor,

          (i) to consult with management before the appointment or replacement of the General Auditor; and

          (ii) to receive from the General Auditor and review summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management's responses thereto, and also such other reports from the General Auditor as he or she deems necessary or desirable;

      3. with respect to the Corporation's consolidated financial statements, financial reporting process, and systems of internal accounting and financial controls,

          (i) to receive and review from management and the independent auditors a timely analysis of significant financial reporting issues and practices;

          (ii) to discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;
                ------------------------------------

          (iii) to meet with management, the General Auditor and/or the independent auditors:

                . to review the respective annual audit plans of the independent auditors and internal auditors;

                . to discuss the annual consolidated financial statements and the quarterly consolidated financial statements;

                . to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above relating to the consolidated financial statements;

                . to discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices, and auditing plans; and

                . to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks; (iv) to obtain from the independent auditors assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended;

          (v) to review policies and procedures with respect to officers' expense accounts and perquisites and the results of audits of these areas; and

          (vi) to discuss with the General Counsel any significant legal matters that may have a material effect on the consolidated financial statements; and

      4.  with respect to reporting and recommendations,

          (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement;

          (ii) to review and reassess this Charter at least annually and recommend any changes to the Board of Directors; and

          (iii) to report its activities to the Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters and to take such other actions as the Audit Committee or the Board of Directors may deem necessary or appropriate.

V.    Resources and Authority of the Audit Committee: The Audit Committee shall
      ----------------------------------------------
      have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

      The independent auditors for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee.

                        [LOGO] Lincoln Financial Group

          "Lincoln Financial Group" is the marketing name for Lincoln
                   National Corporation and its affiliates.

                          LINCOLN NATIONAL CORPORATION

                                PHILADELPHIA, PA

     The undersigned shareholder in LINCOLN NATIONAL CORPORATION (the "Corporation"), an Indiana corporation, appoints JON A. BOSCIA, JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation, to be held at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, PA, 10:00 a.m., local time, Thursday, May 10, 2001, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given.

     A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

     This proxy is being solicited by the Corporation's Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR THE AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN IN ITEM 2, AGAINST THE SHAREHOLDER PROPOSAL IN ITEM 3 AND AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                                    -----------
                                                                    SEE REVERSE
               (Continued, and to be Signed, on reverse side)          SIDE
                                                                    -----------

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .











                                2000 Business Highlights

 . Income from operations for 2000 reached a record $719.1 million, or $3.69 per diluted share. This reflects an earnings per share growth rate of 18% over 1999.

 . Lincoln National Corporation's return on equity, which reached a record 14.9% for the year, is now among the highest in the industry.

 . The quarterly dividend on the Corporation's common stock was increased 5.2% to $.305 cents, representing the 16/th/ consecutive year of increased dividends.

[X]  Please mark your
     votes as in this
     example

-----------------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR proposals 1 and 2 and AGAINST proposal 3
-----------------------------------------------------------------------------------------
                      FOR  WITHHELD
1. To elect directors [_]    [_]             Nominees for three-year terms expiring 2004:
                                             01. Jon A. Boscia
                                             02. Eric G. Johnson
                                             03. John M. Pietruski
For all nominees except as noted below.      04. Gilbert R. Whitaker, Jr.

                                             Nominee for two-year term expiring in 2003:
______________________________________       05. Jenne K. Britell

-----------------------------------------------------------------------------------------
                                                  FOR   AGAINST   ABSTAIN
2. To approve or disapprove an Amended and        [_]     [_]       [_]
   Restated Incentive Compensation Plan.

3. Shareholder proposal.                          [_]     [_]       [_]

4. In their discretion, to act or vote upon other matters which may properly come before the meeting or any adjournment thereof.
-----------------------------------------------------------------------------------------

                                                MARK HERE FOR    [_]    MARK HERE IF  [_]
                                              ADDRESS CHANGE AND        YOU PLAN TO
                                                NOTE AT LEFT               ATTEND
                                                                       ANNUAL MEETING

                                             All of the above in accordance with the
                                             Notice of Annual Meeting of Shareholders and
                                             Proxy Statement for the meeting, receipt of
                                             which is hereby acknowledged.

                                             Signature must be that of the Shareholder. If
                                             shares are held jointly, each shareholder
                                             named should sign. If the signer is a
                                             corporation, please sign full corporate name by
                                             duly authorized officer. If signer is a partnership,
                                             please sign partnership name by authorized person.
                                             Executors, administrators, trustees, guardians,
                                             attorneys in fact, etc. should so indicate when signing.

                                             ____________________________________________

                                             ____________________________________________
                                               SIGNATURE                   DATE

-----------------------------------------------------------------------------------------
                                 /\FOLD AND DETACH HERE/\




                         LINCOLN NATIONAL CORPORATION

   Now Offering Telephone or Internet Voting Services--Fast and Convenient!

--------------------------------------------------------------------------------
                      VOTE BY TELEPHONE (1-877-779-8683)
--------------------------------------------------------------------------------

 .    Shareholders from the United States, Canada, Puerto Rico, and the U.S.
     Virgin Islands may call toll-free 1-877-779-8683.

 .    Shareholders from other locations may dial 201-536-8073.

 .    Follow the simple recorded instructions.

 .    When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

--------------------------------------------------------------------------------
                   VOTE BY INTERNET (www.eproxyvote.com/Inc)
--------------------------------------------------------------------------------

 .    Shareholders with Internet access may go to http://www.eproxyvote.com/Inc

 .    Follow the simple on-line Instructions.

 .    When prompted for your "Voter Control Number," enter the series of numbers printed in the box above.

   ------------------------------------------------------------------------
    Telephone or Internet voting authorizes the named proxies to represent you at the meeting in the same manner as if you completed, signed, dated and mailed your proxy card.
      IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR PROXY CARD.
   ------------------------------------------------------------------------